LivePerson Announces Third Quarter 2014 Financial Results

-- Signs Agreement To Acquire High Growth Competitor - Expected To Be Accretive In First Year --

-- Reports Third Quarter Revenue and Earnings at High End of Guidance --

-- Generates Enterprise/Mid-Market Sales Growth of 23% --

NEW YORK, November 5, 2014 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of digital engagement solutions, today announced financial results for the third quarter ended September 30, 2014.

Revenue
Total revenue was $52.8 million for the third quarter, an increase of 17% as compared to the same period last year. Within total revenue, business operations (B2B) revenue for the third quarter was $48.8 million. Revenue from consumer operations was $4.0 million.
For the third quarter of 2014, B2B revenue, excluding the small business segment, grew 23% over the same period last year.
Bookings for the third quarter of 2014 were $10.6 million, which compares to $10.2 million in the third quarter of 2013. 2014 year to date, bookings were $30.3 million, as compared to $24.7 million for the same period last year, or an increase of 23%. Bookings are a non-GAAP financial measure. A description of how bookings are calculated is included below under the heading "Non-GAAP Financial Measures."
“We publicly launched the LiveEngage platform at Aspire where over 500 attendees gathered to share valuable best practices and see LiveEngage in action,” said CEO Robert LoCascio. “We also continue to expand relationships with our largest customers as our partnerships with them become increasingly strategic- they are seeing digital engagement as a critical part of growing their business and customer loyalty.”
Customer Expansion
LivePerson signed a total of 156 deals in the quarter, which includes the addition of 41 new customers, including:

•	Mizuho Bank, the Company’s first national bank in Japan

•	One of the world’s leading car rental companies

•	A global banking and financial services company

•	A large North American retailer
The Company also expanded business with:

•	Two global financial services companies based in North America

•	A worldwide technology leader

•	Two U.S. based for profit education organizations

•	BT, a leading multinational telecommunications firm based in Europe

•	A large European electric utility company

Net Loss
Net loss for the third quarter of 2014 was $1.1 million or $0.02 per share, as compared to net loss of $0.7 million or $0.01 per share in the third quarter of 2013.
Adjusted Net Income and Adjusted EBITDA
Adjusted net income for the third quarter of 2014 and 2013 was $3.8 million or $0.07 per share. Adjusted net income excludes amortization of purchased intangibles and stock-based compensation.
Adjusted EBITDA for the third quarter of 2014 was $6.9 million or $0.13 per share, as compared to $5.2 million or $0.09 per share in the third quarter of 2013. Adjusted EBITDA excludes other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $87.1 million at September 30, 2014 as compared to $71.2 million as of June 30, 2014. The increase is partly attributable to upfront cash payments on several customer contracts and we had $2.3 million of capital expenditures. As part of its previously announced stock repurchase program, the Company also spent approximately $0.8 million during the third quarter of 2014 to repurchase shares of its common stock.
LivePerson to Acquire Contact At Once!
On November 5, 2014, LivePerson entered into a definitive agreement to acquire Contact At Once! LLC (“CAO” or “Contact At Once!”), a cloud-based digital engagement solution provider that has a proven track record of penetrating large market verticals such as the automotive, multi-family apartment rental and home builder communities. CAO’s patent-protected software is uniquely suited for e-commerce verticals that revolve around online marketplaces.
Under the merger agreement for the transaction, LivePerson will acquire all of the outstanding equity interests of Contact At Once! for an aggregate purchase price of $65 million, consisting of approximately $43 million of cash and $22 million of common stock. CAO may also receive up to $5 million of contingent consideration subject to achieving certain targeted financial, strategic and integration objectives and milestones.
CAO is expected to contribute $3.0 million of revenue to LivePerson in the fourth quarter of fiscal 2014 stub period and to be accretive to LivePerson’s revenue growth rate in 2015. LivePerson expects CAO to be accretive to earnings on a non-GAAP basis in its first year. LivePerson anticipates approximately $1.5 million of deal costs and amortization of purchased intangibles in the fourth quarter of 2014. Please see the separate LivePerson press release, dated November 5, 2014, for more details on the pending CAO acquisition.
Financial Expectations
We are tightening our organic revenue expectations for 2014 toward the upper range of our previously issued guidance. The following expectations for financial and operating performance are further updated to reflect our assumptions for the CAO acquisition, deal costs related to CAO and a change in our tax rate:
Fourth Quarter 2014

•	Revenue of $57.0 - $58.0 million

•	Diluted adjusted EBITDA of $0.08 - $0.10 per share

•	Diluted adjusted net income of $0.02 - $0.04 per share

•	Diluted GAAP net loss per share of $(0.06) - $(0.04)

•	Fully diluted share count of approximately 56.2 million

•	Deal costs and amortization of purchased intangibles of approximately $1.5 million tied to the acquisition of Contact At Once!

Full Year 2014

•	Increasing revenue guidance to $208.5 - $209.5 million from previous guidance of $204.0 - $207.0 million

•	Diluted adjusted EBITDA of $0.38 - $0.40 per share from previous guidance of $0.37 - $0.41 per share

•	Diluted adjusted net income of $0.20 - $0.22 per share from previous guidance of $0.21 - $0.25 per share

•	Diluted GAAP net loss per share of $(0.12) - $(0.10) from previous guidance of $(0.11) - $(0.07)

•	Fully diluted share count of approximately 55.6 million
Other Full Year 2014 Assumptions

•	Amortization of purchased intangibles of approximately $5 million

•	Stock-compensation expense of approximately $13 million

•	Effective tax rate of approximately (20%)

•	Depreciation of approximately $9 million

•	Capital expenditures of approximately $11 million

•	Deal costs and amortization of purchased intangibles of approximately $1.5 million tied to the acquisition of Contact At Once!

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2014
Cost of revenue	$365	$1,209
Sales and marketing	1,030	2,766
Product development	1,171	2,783
General and administrative	1,088	2,800
Total	$3,654	$9,558

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2014
Cost of revenue	$921	$2,658
General and administrative	407	803
Total	$1,328	$3,461

Earnings Teleconference and Video Discussion Information
The Company will discuss its third quarter 2014 financial results during a teleconference today, November 5, 2014. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-322-9836, while international callers should dial 928-328-1244, and both should reference the conference ID "25521820." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "25521820." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
The Company will also post a video discussion of its third quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson
LivePerson, Inc. (NASDAQ: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.
For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.
Non-GAAP Financial Disclosure
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or SEC: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation, other non-cash charges, if any; and adjusted net income, or net income excluding amortization of purchased intangibles and stock-based compensation. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.
Our bookings metrics include new or incremental contractual commitments for the first year of the contractual relationship from either new or existing customers for recurring subscription based fees, but exclude from such amounts non-recurring fees such as one time implementation costs or one time consulting fees. The bookings metric generally does not include or represent usage based and/or pay-for-performance based contracts, month-to-month contracts, transaction-based services or subsequent years of multi-year contractual agreements.
Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for online sales, marketing and customer service solutions, and online consumer services; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; volatility of the value of certain currencies in relation to the U.S. dollar, particularly the currency of regions where we have operations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; the adverse effect that the global economic downturn may have on our business and results of operations; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to expand our operations internationally; risks related to the ability to successfully integrate past or potential future acquisitions; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; risks related to technological or other defects distributing our services; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; delays in our implementation cycles; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software;  changes in accounting principles generally accepted in the United States; our ability to maintain our reputation; risks related to our complex products; our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue	$52,787	$45,192	$151,702	$130,917

Costs and expenses:
Cost of revenue	13,304	10,597	38,200	31,342
Sales and marketing	20,978	16,141	59,449	46,118
Product development	9,712	10,023	27,999	27,091
General and administrative	8,787	9,508	28,074	29,581
Amortization of purchased intangibles	407	224	803	672
Total cost and expenses	53,188	46,493	154,525	134,804

Loss from operations	(401)	(1,301)	(2,823)	(3,887)

Other income, net	223	209	184	264

Loss before provision for (benefit from) income taxes	(178)	(1,092)	(2,639)	(3,623)

Provision for (benefit from) income taxes	962	(362)	507	(832)

Net loss	$(1,140)	$(730)	$(3,146)	$(2,791)

Net loss per share of common stock:
Basic	$(0.02)	$(0.01)	$(0.06)	$(0.05)
Diluted	$(0.02)	$(0.01)	$(0.06)	$(0.05)

Weighted-average shares used to compute net loss per share:
Basic	53,868,124	54,046,161	54,238,536	54,898,974
Diluted	53,868,124	54,046,161	54,238,536	54,898,974

LivePerson, Inc.
Reconciliation on Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2014	2013	2014	2013
Net loss in accordance with generally accepted accounting principles		$(1,140)	$(730)	$(3,146)	$(2,791)
Add/(less):
(a)	Amortization of purchased intangibles	1,328	691	3,461	1,575
(b)	Stock-based compensation	3,654	3,798	9,558	9,749
(c)	Depreciation	2,344	2,002	6,559	6,050
(d)	Provision for (benefit from) income taxes	962	(362)	507	(832)
(e)	Other income, net	(223)	(209)	(184)	(264)
Adjusted EBITDA (1)		$6,925	$5,190	$16,755	$13,487
Diluted adjusted EBITDA per common share		$0.13	$0.09	$0.30	$0.24

Weighted average shares used in diluted adjusted EBITDA per common share		55,016,387	55,183,101	55,377,614	56,221,645

Net loss in accordance with generally accepted accounting principles		$(1,140)	$(730)	$(3,146)	$(2,791)
Add:
(a)	Amortization of purchased intangibles	1,328	691	3,461	1,575
(b)	Stock-based compensation	3,654	3,798	9,558	9,749
Adjusted net income		$3,842	$3,759	$9,873	$8,533
Diluted adjusted net income per common share		$0.07	$0.07	$0.18	$0.15

Weighted average shares used in diluted adjusted net income per common share		55,016,387	55,183,101	55,377,614	56,221,645

Adjusted EBITDA		$6,925	$5,190	$16,755	$13,487
Add/(less):
(a)	Changes in operating assets and liabilities	11,683	(2,265)	(2,030)	(9,235)
(b)	Provision for doubtful accounts	117	—	1,096	—
(c)	(Provision for) benefit from income taxes	(962)	362	(507)	832
(d)	Deferred income taxes	(409)	(526)	(1,067)	(1,700)
(e)	Other income, net	223	209	184	264
Net cash provided by operating activities		$17,577	$2,970	$14,431	$3,648

(1) Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	September 30, 2014	December 31, 2013

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$87,111	$91,906
Accounts receivable, net	32,386	29,489
Prepaid expenses and other current assets	9,620	6,361
Deferred tax assets, net	2,628	5,426
Total current assets	131,745	133,182

Property and equipment, net	18,763	17,618
Intangibles, net	14,020	13,088
Goodwill	35,783	32,724
Deferred tax assets, net	9,064	6,243
Other assets	2,342	2,235
Total assets	$211,717	$205,090

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$8,932	$10,139
Accrued expenses	29,752	25,419
Deferred revenue	14,022	8,747
Total current liabilities	52,706	44,305

Deferred revenue, net of current	—	468
Other liabilities	768	1,264
Total liabilities	53,474	46,037

Commitments and contingencies
Total stockholders' equity	158,243	159,053
Total liabilities and stockholders' equity	$211,717	$205,090

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com

Media contact:
Erin Kang
212-609-4256
ekang@liveperson.com